Consent of Independent Registered Public Accounting Firm

STMicroelectronics, Inc. 401(k) Savings Plan
Coppell, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-6390) of STMicroelectronics N.V. of our report dated June 12, 2024, relating to the financial statements and supplemental schedule of the STMicroelectronics, Inc. 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

Dallas, Texas
June 12, 2024